Exhibit 99.1

Semtech Announces Second Quarter of Fiscal Year 2015 Results

  Net Sales of $145.7 million, Up 10% Sequentially
  Gross Profit Margin of 60.5%, Up 170 bps Sequentially
  Cash Flow From Operations of $38.4 million, Up 69% Sequentially
  Stock Repurchases of Approximately 377,000 Shares for $10.0 million

CAMARILLO, Calif.--(BUSINESS WIRE)--August 20, 2014--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its second quarter of fiscal year 2015, which ended July 27, 2014.

Net sales for the second quarter of fiscal year 2015 were $145.7 million, up 10 percent from the first quarter of fiscal year 2015 and down 12 percent from the second quarter of fiscal year 2014.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the second quarter of fiscal year 2015 was 60.5 percent compared to 58.8 percent in the first quarter of fiscal year 2015 and 61.0 percent in the second quarter of fiscal year 2014.

GAAP net income for the second quarter of fiscal year 2015 was $17.9 million or $0.26 per diluted share. This compares to GAAP net income of $7.9 million or $0.12 per diluted share in the first quarter of fiscal year 2015 and GAAP net income of $19.1 million or $0.28 per diluted share in the second quarter of fiscal year 2014.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Acquisition related fair value adjustments
  Intangible amortization and impairments
  Transaction and other acquisition related expenses
  Restructuring and integration related expenses
  Acquisition debt refinancing expenses

Excluding the items listed above, non-GAAP net income for the second quarter of fiscal year 2015 was $28.3 million or $0.42 per diluted share. Non-GAAP net income was $21.8 million or $0.32 per diluted share in the first quarter of fiscal year 2015 and was $35.8 million or $0.52 per diluted share in the second quarter of fiscal year 2014.

Non-GAAP gross profit margin for the second quarter of fiscal year 2015 was 60.8 percent. Non-GAAP gross profit margin for the first quarter of fiscal year 2015 was 59.8 percent and 61.3 percent in the second quarter of fiscal year 2014.

As of July 27, 2014, Semtech had $239.2 million in cash, cash equivalents and marketable securities. This compares to $244.3 million in cash, cash equivalents and marketable securities at the end of the first quarter of fiscal year 2015.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Q2 was a very strong quarter for Semtech. Our 10% sequential net revenue growth was driven by strength from all end-markets and from all our main product groups. Our Signal Integrity and Power product groups exhibited the strongest growth as the insatiable demand for bandwidth at lower power in many systems including LTE base stations and datacenters drive demand for Semtech platforms.” Maheswaran added, “As we continue our recovery from headwinds faced in the second half of fiscal year 2014, our end-market and product diversity, along with our continued focus on delivering profitable growth, enabled the Company to deliver solid operating income growth and generate strong operating cash flow during the quarter.”

The results announced today are preliminary, as they are subject to the Company finalizing its closing procedures and customary quarterly review by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its Quarterly Report on Form 10-Q for the second quarter of fiscal year 2015.

Third Quarter of Fiscal Year 2015 Outlook

  Net sales are expected to be in the range of $142 million to $152 million
  GAAP gross profit margin is expected to be in the range of 60.2% to 60.8%
  Non-GAAP gross profit margin is expected to be in the range of 60.5% to 61.0%
  GAAP SG&A expense is expected to be in the range of $31.7 million to $32.5 million
  GAAP R&D expense is expected to be in the range of $28.5 million to $29.1 million
  Stock-based compensation expense, is expected to be approximately $8.6 million, categorized as follows: $0.4 million cost of sales, $5.2 million SG&A, and $3.0 million R&D
  Amortization of acquired intangible assets is expected to be approximately $6.4 million
  Interest and other expense is expected to be approximately $1.6 million
  GAAP tax rate is expected to be in the range of 11% to 13%
  Non-GAAP tax rate is expected to be in the range of 14% to 16%
  GAAP earnings per diluted share are expected to be in the range of $0.22 to $0.30
  Non-GAAP earnings per diluted share are expected to be in the range of $0.42 to $0.48
  Fully diluted share count is expected to be approximately 67.4 million shares
  Capital expenditures are expected to be approximately $10.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit margin, net income and earnings per diluted share and free cash flow. To provide additional insight into the Company's third quarter outlook, this release includes a presentation of forward-looking non-GAAP measures including gross profit margin, tax rate and earnings per diluted share. The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation expense, amortization of acquired intangible assets and the other items detailed above. The non-GAAP presentation of free cash flow excludes capital expenditures. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the second quarter of fiscal year 2014 and first quarter of fiscal year 2015, and a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the third quarter of fiscal year 2015. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential differences between the unaudited results disclosed in this release and the Company’s final results for the quarter when disclosed in its Quarterly Report on Form 10-Q as a result of the completion of the Company’s financial closing procedures, final adjustments, review by the Company’s independent registered public accounting firm and other developments arising between now and the disclosure of the final results; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 26, 2014, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” in the Company's other filings with the Securities and Exchange Commission, and in material incorporated therein by reference. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are registered marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2014	2014	2013	2014	2013
	Q2 2015	Q1 2015	Q2 2014	Q2 2015	Q2 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$145,742	$132,859	$165,010	$278,601	$327,417
Cost of sales	57,521	54,775	64,302	112,296	129,422
Gross profit	88,221	78,084	100,708	166,305	197,995
Operating costs and expenses:
Selling, general and administrative	31,547	31,696	33,315	63,243	68,109
Product development and engineering	28,173	27,813	33,125	55,986	67,684
Intangible amortization and impairments	6,444	6,425	9,811	12,869	17,667
Restructuring charges	-	1,001	-	1,001	-
Total operating costs and expenses	66,164	66,935	76,251	133,099	153,460
Operating income	22,057	11,149	24,457	33,206	44,535
Interest expense	(1,588)	(1,387)	(10,584)	(2,975)	(14,644)
Interest income and other (expense), net	(345)	(278)	(198)	(623)	(1,005)
Income before taxes	20,124	9,484	13,675	29,608	28,886
Provision (benefit) for taxes	2,226	1,617	(5,437)	3,843	(5,003)
Net income	$17,898	$7,867	$19,112	$25,765	$33,889

Earnings per share:
Basic	$0.27	$0.12	$0.28	$0.38	$0.50
Diluted	$0.26	$0.12	$0.28	$0.38	$0.49

Weighted average number of shares used in computing earnings per share:
Basic	67,208	67,300	67,614	67,254	67,285
Diluted	67,850	67,970	69,090	67,888	68,812

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	July 27,	January 26,
	2014	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$238,667	$243,194
Accounts receivable, net	68,468	66,333
Inventories	54,479	60,267
Deferred tax assets	2,998	2,946
Prepaid taxes	2,387	4,993
Other current assets	20,824	15,863
Total current assets	387,823	393,596

Property, plant and equipment, net	111,576	110,121
Long-term investments	550	3,674
Deferred income taxes	84	348
Goodwill	276,898	276,898
Other intangible assets, net	128,301	140,944
Other assets	29,124	23,359
Total assets	$934,356	$948,940

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$37,819	$40,016
Accrued liabilities	40,519	44,148
Deferred revenue	6,427	7,267
Current portion - long term debt	18,539	18,529
Deferred tax liabilities	927	930
Total current liabilities	104,231	110,890

Deferred tax liabilities - non-current	6,802	3,626
Long term debt - less current	239,022	273,293
Other long-term liabilities	27,881	25,288
Stockholders’ equity	556,420	535,843
Total liabilities & stockholders' equity	$934,356	$948,940

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Six Months Ended
	July 27,	July 28,
	2014	2013
	(Unaudited)	(Unaudited)

Net income	$25,765	$33,889

Net cash provided by operating activities	61,137	58,445
Net cash used in investing activities	(13,731)	(18,143)
Net cash used in financing activities	(51,933)	(26,434)
Net increase (decrease) in cash and cash equivalents	(4,527)	13,868
Cash and cash equivalents at beginning of period	243,194	223,192
Cash and cash equivalents at end of period	$238,667	$237,060

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2014	2014	2013	2014	2013
Stock-based Compensation Expense	Q2 2015	Q1 2015	Q2 2014	Q2 2015	Q2 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$355	$363	$405	$718	$733
Selling, general and administrative	3,448	4,065	3,548	7,513	8,430
Product development and engineering	2,472	2,419	2,203	4,891	5,619
Total stock-based compensation expense	$6,274	$6,847	$6,156	$13,121	$14,782

	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2014	2014	2013	2014	2013
Gross Profit - Reconciliation GAAP to Non-GAAP	Q2 2015	Q1 2015	Q2 2014	Q2 2015	Q2 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$88,221	$78,084	$100,708	$166,305	$197,995
Adjustments to GAAP gross profit:
Stock-based compensation expense	355	363	405	718	733
Acquisition related fair value adjustments	-	-	-	-	2,408
Impairment charges	-	1,056	-	1,056	-
Non-GAAP gross profit	$88,576	$79,503	$101,113	$168,079	$201,136

	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2014	2014	2013	2014	2013
Net Income - Reconciliation GAAP to Non-GAAP	Q2 2015	Q1 2015	Q2 2014	Q2 2015	Q2 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$17,898	$7,867	$19,112	$25,765	$33,889

Adjustments to GAAP net income:
Stock-based compensation expense	$6,274	$6,847	$6,156	$13,121	$14,782
Acquisition related fair value adjustments	339	339	338	678	3,085
Transaction and integration related expenses	58	444	506	502	1,437
Intangible amortization and impairments	6,444	6,425	9,811	12,869	17,667
Writeoff of deferred financing cost	-	-	8,773	-	8,773
Restructuring charges	-	1,001	-	1,001	-
Impairment charges	-	1,052	-	1,052	-

Total before tax adjustment	13,115	16,108	25,584	29,223	45,745
Associated tax effect	(2,740)	(2,212)	(8,935)	(4,952)	(12,605)
Total of supplemental information net of taxes	10,375	13,896	16,649	24,271	33,140
Non-GAAP net income	$28,273	$21,763	$35,761	$50,036	$67,028

Diluted GAAP earnings per share	$0.26	$0.12	$0.28	$0.38	$0.49
Adjustments per above	0.16	0.20	0.24	0.36	0.48
Diluted non-GAAP earnings per share	$0.42	$0.32	$0.52	$0.74	$0.97

	Three Months Ended			Six Months Ended
	July 27,	April 27,	July 28,	July 27,	July 28,
	2014	2014	2013	2014	2013
Tax Impact Associated With Supplemental Information	Q2 2015	Q1 2015	Q2 2014	Q2 2015	Q2 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$1,101	$1,364	$2,596	2,465	$3,799
Acquisition related fair value adjustments	-	-	66	-	636
Transaction and integration related expenses	183	138	194	321	477
Intangible amortization and impairments	1,552	1,499	2,877	3,051	4,491
Restructuring charges	(30)	341	-	311	-
Impairment charges	-	84	-	84	-
Valuation allowance	(66)	(1,214)	-	(1,280)	-
Writeoff of deferred financing cost	-	-	3,202	-	3,202
Total of associated tax effect	$2,740	$2,212	$8,935	$4,952	$12,605

	Three Months Ended
	July 27,	April 27,	July 28,
	2014	2014	2013
	Q2 2015	Q1 2015	Q2 2014
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$38,368	$22,769	$41,296
Net Capital Expenditure	(6,283)	(6,379)	(12,815)
Free Cash Flow:	$32,085	$16,390	$28,481

Q3 FY15 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.22	0.30

Stock based compensation expense	0.11	0.10
Amortization of acquired intangibles	0.09	0.08

Non-GAAP EPS	0.42	0.48

CONTACT:
Semtech Corporation
Sandy Harrison, 805-480-2004
webir@semtech.com